SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 28, 2005

Date of report (Date of earliest event reported)

Security Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7921	13-3003070
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Eight Greenwich Office Park, Third Floor, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

203-625-0770

(Registrant’s telephone number, including area code)

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

                On June 28, 2005, Security Capital Corporation (the “Company”) issued a press release announcing that it has filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the “2004 Form 10-K”).  The Company also announced that the 2004 Form 10-K reported income available to common stockholders for the quarter and year ended December 31, 2004 of $2,476,000 and $1,958,000, respectively.  Such amounts are in each case $363,000 less than the estimated amounts previously announced on June 20, 2005 of $2,839,000 and $2,321,000, respectively, due to certain tax-related adjustments to the Company’s financial statements.  The Company further announced that the 2004 Form 10-K reported basic and diluted earnings per common share for the quarter ended December 31, 2004 of $0.38 and $0.36, respectively, compared to the estimated basic and diluted earnings per common share for the quarter ended December 31, 2004 of $0.44 and $0.41, respectively, which the Company had announced on June 20, 2005.  In addition, the Company announced that the 2004 Form 10-K reported basic and diluted earnings per common share for the year ended December 31, 2004 of $0.30 and $0.26, respectively, compared to the estimated basic and diluted earnings per common share for the year ended December 31, 2004 of $0.36 and $0.31, respectively, which the Company had announced on June 20, 2005.

                A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                                          Financial Statements and Exhibits.

                                                                                                (c)           Exhibits.

99.1                           Press Release of Security Capital Corporation, dated June 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 29, 2005

SECURITY CAPITAL CORPORATION

By:	/s/ William R. Schlueter
	Name:	William R. Schlueter
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Security Capital Corporation, dated June 28, 2005.